UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2018 (December 11, 2018)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15925 (Commission File Number)	13-3893191 (IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2018, Elizabeth T. Hirsch was elected as a director to the board of directors of Community Health Systems, Inc. (the “Company”) and accepted this appointment. Her term will expire at the 2019 Annual Meeting of Stockholders. Prior to such appointment, the Company’s board of directors increased the number of directors of the Company from ten to eleven.

Ms. Hirsch will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation program described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 5, 2018. There is no arrangement or understanding pursuant to which Ms. Hirsch was selected as a director, and the Company has no related party transactions with Ms. Hirsch or any of her related persons that would require disclosure under Item 404(a) of Regulation S-K.

On December 12, 2018, the Company issued a press release announcing the appointment of Ms. Hirsch. A copy of the press release is filed as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

99.1     Community Health Systems, Inc. Press Release, dated December 12, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2018	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)